SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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                     DEB SHOPS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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9401 Blue Grass Road, Philadelphia, PA 19114
(215) 676-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on
Wednesday, May 17, 2006
at 10:00 a.m.

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DEB SHOPS, INC., a Pennsylvania corporation (the “Company”), will be held on Wednesday, May 17, 2006 at 10:00 a.m. at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania (the “Annual Meeting”). The purposes of the meeting are to:

1.	Elect seven directors to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

2.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Information concerning such matters is set forth in the following Proxy Statement.

March 31, 2006 is the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the Annual Meeting in person, please complete, date, sign and return the enclosed Proxy.

By Order of the Board of Directors of the Company

WARREN WEINER, Secretary                                                                                                    MARVIN ROUNICK, President

Dated: April 26, 2006

9401 Blue Grass Road, Philadelphia, PA 19114

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2006

This Proxy Statement is submitted with the attached Notice (the “Notice”) of Annual Meeting of Shareholders of DEB SHOPS, INC. (the “Company”) to be held on Wednesday, May 17, 2006 at 10:00 a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The form of Proxy is enclosed. This Proxy Statement is first being sent or given to shareholders of the Company on or about April 26, 2006.

The Board of Directors of the Company does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice and does not know of anyone else who intends to do so. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed Proxy, or their duly constituted substitutes, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

REVOCABILITY OF PROXY

A Proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PERSONS MAKING THE SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or of its subsidiaries, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of the Company’s common stock, $0.01 par value per share (“Common Stock”), held by them, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The holders of record of the Common Stock of the Company at the close of business on March 31, 2006 (the “Record Date”) will be entitled to notice of and to vote on all matters presented for vote at the Annual Meeting. At the close of business on March 31, 2006, the total number of outstanding shares of Common Stock was 14,322,808. Each share of Common Stock will be entitled to one vote on all business to come before the Annual Meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2006, regarding the shares of each class of equity securities of the Company owned by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director, (iii) the Chief Executive Officer, each of the four other most highly compensated executive officers of the Company during the last fiscal year whose salary and bonus exceeded $100,000 and who were serving as executive officers at the end of the last completed fiscal year, (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Title Of Class	Percent of Class

Marvin Rounick (2) 9401 Blue Grass Road Philadelphia, PA 19114	3,885,539 230	(3)	Common Stock Non-Voting Series A Preferred Stock	27.1% 50.0%

Warren Weiner 9401 Blue Grass Road Philadelphia, PA 19114	2,751,655 230	(4)	Common Stock Non-Voting Series A Preferred Stock	19.2% 50.0%

Penny Weiner 9401 Blue Grass Road Philadelphia, PA 19114	1,516,238	(5)	Common Stock	10.6%

Barry H. Frank 1735 Market Street Philadelphia, PA 19103-7598	1,628,982	(6)	Common Stock	11.4%

Robert Shein 896 Roscommon Road Bryn Mawr, PA 19010	1,629,732	(6)(7)	Common Stock	11.4%

Jack A. Rounick (2) 794 Penllyn Pike Blue Bell, PA 19422	945,786	(8)	Common Stock	6.6%

Stuart H. Savett 404 Spring Garden Lane West Conshohocken, PA 19428	751,000	(9)	Common Stock	5.2%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,854,684	(10)	Common Stock	12.9%

Barry H. Feinberg	0		Common Stock	Less than 1%

Ivan Inerfeld	15,000		Common Stock	Less than 1%

Ned J. Kaplin	11,500	(11)	Common Stock	Less than 1%

Allan Laufgraben	108,432	(11)	Common Stock	Less than 1%

Stanley A. Uhr	120		Common Stock	Less than 1%

Barry J. Susson	9,000	(11)	Common Stock	Less than 1%

All Directors and Executive Officers as a Group (13 persons)	9,376,114 460	(11)(12)	Common Stock Non-Voting Series A Preferred Stock	65.2% 100.0%

(1)	Addresses are included for beneficial owners of more than 5% of the Common Stock of the Company.

(2)	Marvin Rounick and Jack A. Rounick are brothers.

(3)
Marvin Rounick has sole voting and dispositive power with respect to 3,191,803 shares of Common Stock (22.3% of the class), and shared voting and dispositive power with Judy Rounick, his wife, with respect to the remaining 693,736 shares of Common Stock (4.8% of the class). The foregoing table does not include 750,000 shares of Common Stock (5.2% of the class) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power. See notes (8) and (9) below.

(4)
Warren Weiner has sole voting and dispositive power with respect to 1,235,417 shares of Common Stock (8.4% of the class), of which: 25,000 shares of Common Stock are held by trusts for the benefit of Mr. Weiner’s nephew and nieces; 500 shares of Common Stock are held by a trust for the benefit of Mr. Weiner’s grandchildren; and 11,260 shares of Common Stock that Mr. Weiner may become entitled to under the Company’s 401(k) Plan, and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,516,238 shares of Common Stock (10.6% of the class). See note (5) below. The foregoing table does not include 605,504 shares of Common Stock (4.2% of the class) held by a trust of which Mr. Weiner is the sole beneficiary, or 1,023,478 shares of Common Stock (7.2% of the class) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power. See note (6) below.

(5)	Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (4) above.

(6)
Includes 1,628,982 (11.4% of the class) shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner, of which Messrs. Frank and Shein share voting and dispositive power as co-trustees. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

(7)	Includes 750 shares held by a child of Mr. Shein as to which he disclaims beneficial ownership.

(8)
Jack A. Rounick has sole voting and dispositive power with respect to 38,886 shares of Common Stock. Mr. Rounick also has shared voting and dispositive power, with Noreen Rounick, his wife, with respect to 156,900 shares of Common Stock (1.1% of the class). The table also includes 750,000 shares of Common Stock (5.2% of the class) held by a trust for the benefit of Marvin Rounick, in which Jack Rounick shares voting and dispositive power as a co-trustee with Stuart Savett; Jack A. Rounick disclaims beneficial ownership of these shares.

(9)
Includes 750,000 shares of Common Stock (5.2% of the class) held by a trust for the benefit of Marvin Rounick, in which Mr. Savett shares voting and dispositive power as a co-trustee with Jack A. Rounick; Mr. Savett disclaims beneficial ownership of such shares.

(10)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 17, 2006.

(11)
Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, includes shares of Common Stock covered by options granted to officers and directors pursuant to the Deb Shops, Inc. Incentive Stock Option Plan, as Amended and Restated Effective January 1, 2002 (the “Stock Option Plan”) which are currently exercisable or are exercisable within 60 days of March 31, 2006 as follows: Mr. Kaplin – 5,000, Mr. Laufgraben – 50,000, and Mr. Susson – 9,000; all directors and executive officers as a group (13 persons) – 64,000.

(12)	See prior footnotes.

ELECTION OF DIRECTORS

Seven directors will be elected to hold office subject to the provisions of the Company’s By-Laws until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director of the Company. All nominees are currently directors standing for re-election.

Name	Age	Position(s) with the Company	Director Beginning

Marvin Rounick	65	Director, President and Chief Executive Officer	1973
Warren Weiner	62	Director, Executive Vice President, Secretary and Treasurer	1973
Jack A. Rounick	70	Director, Assistant Secretary	1973
Barry H. Feinberg	60	Director	1989
Barry H. Frank	67	Director	1989
Ivan Inerfeld	65	Director	2000
Ned J. Kaplin	58	Director	2004

Marvin Rounick and Jack A. Rounick are brothers.

A plurality of the votes cast by all shareholders entitled to vote with respect to the election of directors at the Annual Meeting is required for the election of directors. Shareholders may vote “FOR” or “AUTHORITY WITHHELD” with respect to the election of the entire slate of directors by marking the proper box on the enclosed form of Proxy, or may vote “AUTHORITY WITHHELD” with respect to any one or more nominees by marking the proper box and writing out the names of such nominees on the Proxy, as instructed therein. Abstentions and broker non-votes will have the same effect as votes of “AUTHORITY WITHHELD” in the case of the election of directors. Upon the execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted “FOR” the above nominees in the election of directors.

Principal Occupations of the Nominees to be Directors

Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer.

Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January 1982 as Executive Vice President, Secretary and Treasurer.

Jack A. Rounick is an Assistant Secretary of the Company. From November 1997 to January 2006, he was counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, which provides legal services to the Company. Since February 2006, he has been of counsel to Flamm, Boroff and Bacine PC, Blue Bell, Pennsylvania.

Barry H. Feinberg has been, since January 1992, President of The Feinberg Group or its predecessor firms, Philadelphia, Pennsylvania, a private equity investment company. He was, from February 1, 2002 to September 1, 2005, President and Chief Executive Officer of Consolidated Vision Group, Inc., Pennsauken, New Jersey, a retailer of optical products. Since 1991, Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania.

Barry H. Frank is a partner in the law firm of Pelino & Lentz, P.C., which provided legal services to the Company in the past but provided no legal services to the Company during the fiscal year ended January 31, 2006. From 1987 until 2000, he was a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, LLP,

Philadelphia, Pennsylvania, which merged in 2000 with the law firm of Schnader Harrison Segal & Lewis LLP, Philadelphia, Pennsylvania (“Schnader Harrison”). From the merger until February 2003, Mr. Frank was a partner in Schnader Harrison.

Ivan Inerfeld has been, since June 1999, the Chairman of Interactive Enterprise Limited, Dublin, Ireland and Bryn Mawr, Pennsylvania, a broadband infrastructure company, as well as a self-employed consultant and private investor. From October 1997 to May 1999, Mr. Inerfeld was Managing Director of Cross Atlantic Technology Fund, Radnor, Pennsylvania, a venture capital group.

Ned J. Kaplin has been, since January 1999, a partner and Secretary/Treasurer of Briara Trading Company, West Conshohocken, Pennsylvania, a wholesale apparel company.

MANAGEMENT RECOMMENDS VOTING “FOR”
THE ABOVE NOMINEES FOR DIRECTOR.

Meetings of the Board of Directors and Committees

The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board of Directors held two meetings during the fiscal year ended January 31, 2006 and acted by written consent ten times during the year. The Board of Directors has established an Audit Committee, a Stock Option Committee, a Compensation Committee, a Nominating Committee and a 401(k) Plan Committee. Each director attended all meetings of the Board of the Directors and of the Committees on which he served.

The Audit Committee consists of Ivan Inerfeld (Chairman), Barry H. Feinberg and Barry H. Frank. The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the integrity and audits of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s systems of internal accounting and financial controls, and the qualifications and independence of the Company’s independent auditors. The Audit Committee held twelve meetings during the last fiscal year.

The Stock Option Committee, consisting of Marvin Rounick (Chairman), Jack A. Rounick and Warren Weiner, is responsible for grants of options under the Stock Option Plan to employees other than persons who are “covered employees,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Covered Employees”), or “officers,” as that term is defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (“Executive Officers”). The Stock Option Committee held no meetings during the last fiscal year.

The Compensation Committee consists of Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. The function of the Compensation Committee is to determine the appropriate levels of compensation for the President, the Executive Vice President and all other Executive Officers of the Company. The Compensation Committee has been and will continue to be responsible for grants of options under the Stock Option Plan to Covered Employees, and will be responsible for grants of options under the Stock Option Plan to the Executive Officers (to the extent any such persons are not Covered Employees). The Company’s Covered Employees for the last fiscal year were Marvin Rounick, Warren Weiner, Allan Laufgraben, Barry J. Susson and Stanley A. Uhr. The Compensation Committee held one meeting and acted by written consent four times during the last fiscal year.

The Nominating Committee consists of Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. The principal purpose of the Nominating Committee is to identify individuals qualified to become members of the Board of Directors and recommend that the Board of Directors select the director nominees for the next annual meeting of shareholders. The Nominating Committee held one meeting during the last fiscal year.

The 401(k) Plan Committee, consisting of Warren Weiner (Chairman), Marvin Rounick and Stanley A. Uhr, administers the Company’s 401(k) Plan. The 401(k) Plan Committee held one meeting during the last fiscal year.

Compensation of Directors

Directors of the Company, other than directors who are also employees of the Company, receive $1,000 for each meeting of the Board of Directors and Committees of the Board of Directors attended, plus expenses.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin.

No member of the Compensation Committee is, or formerly was, an officer or an employee of the Company or any of its subsidiaries, and no member has any interlocking or insider relationships with the Company which are required to be reported under applicable rules and regulations of the Securities and Exchange Commission (“SEC” or the “Commission”).

CORPORATE GOVERNANCE

The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq has adopted changes to its corporate governance and listing requirements.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of Nasdaq, are comprised, in part, of those objective standards set forth in the Nasdaq rules, which generally provide that no director or nominee for director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company; (ii) a director or nominee for director who accepts, or has a family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (1) compensation for Board or Board committee service, (2) payments arising solely from investments in the Company’s securities, (3) compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation, or (5) loans permitted under Section 13(k) of the Securities Exchange Act of 1934; (iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serve on the compensation committee of such other entity; and (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company’s independent auditors, or was a partner or employee of the Company’s independent auditors, and worked on the Company’s audit at any time during the past three years.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. As part of the Board of Directors’ process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Independent Directors

•	A majority of the members of the Company’s Board of Directors have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above.

•
The Company’s independent directors met in executive session twice during the past year and the Company expects that the independent directors will continue to meet two times each year, as contemplated by applicable Nasdaq rules and interpretive guidance. Barry H. Frank will serve as Chairman at the meetings of the independent directors.

Audit Committee

•	All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by Nasdaq and applicable SEC rules. See “Director Independence” above.

•
The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and (iii) Ivan Inerfeld has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an “audit committee financial expert” within the meaning of applicable SEC rules.

•
The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge on the Company’s web site, www.debshops.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Corporate Counsel.

•	BDO Seidman, LLP, the Company’s independent auditors, report directly to the Audit Committee.

•
The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

•	The Audit Committee has adopted a policy to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

•
The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Compensation Committee

•
All members of the Compensation Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee director” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended.

Nominating Committee

•	All members of the Nominating Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above.

•
The Nominating Committee operates under a formal charter that governs its duties and standards of performance. Copies of the charter can be obtained free of charge on the Company’s web site, www.debshops.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Corporate Counsel.

•
The Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board of Directors should follow the procedures described in this Proxy Statement under the caption “Procedures for Nominating or Recommending for Nomination Candidates for Director.” Pursuant to those procedures, once the Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by shareholders.

Code of Business Conduct & Ethics

•
The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a “code of ethics” under applicable SEC rules. All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge on the Company’s web site, www.debshops.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Corporate Counsel.

Directors’ Attendance at Annual Meetings of Shareholders

It has been and is the policy of the Company’s Board of Directors to expect that all directors attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All members of the Board of Directors attended the Company’s Annual Meeting of Shareholders for its fiscal year ended January 31, 2005.

Communication with the Board of Directors

A shareholder who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director at the address appearing on the first page of this Proxy Statement. All communications directed to members of the Board of Directors will be relayed to the intended Board member(s).

EXECUTIVE COMPENSATION

The following information is furnished for the fiscal years ended January 31, 2006, 2005 and 2004, with respect to the Company’s Named Executive Officers. The Summary Compensation Table includes amounts deferred at the officer’s election.

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Position	Fiscal Year Ended 1/31	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Award(s)	Number of Shares Underlying Options/ SARS	LTIP Payouts	All Other Compensation

Marvin Rounick	2006	$406,544	–	–	–	–	–	$6,868(2)
President and	2005	$402,389	–	–	–	–	–	$3,633(2)
Chief Executive	2004	$405,012	–	–	–	–	–	$3,498(2)
Officer

Warren Weiner	2006	$298,733	–	–	–	–	–	$5,015(3)
Executive Vice	2005	$297,483	–	–	–	–	–	$5,150(3)
President,	2004	$297,600	–	–	–	–	–	$3,936(3)
Secretary, and Treasurer

Allan Laufgraben	2006	$456,724	–	–	–	–	–	$8,996(4)
Senior Vice-	2005	$406,367	–	–	–	–	–	$8,967(4)
President,	2004	$400,050	–	–	–	–	–	$5,564(4)
Merchandising

Barry J. Susson	2006	$197,821	$25,000	–	–	–	–	$2,195(5)
Chief Financial	2005	$170,322	–	–	–	–	–	$1,525(5)
Officer and	2004	$161,874	–	–	–	30,000	–	$91
Assistant Secretary

Stanley A. Uhr	2006	$163,190	–	–	–	–	–	$2,618(6)
Vice-President	2005	$156,014	–	–	–	–	–	$2,514(6)
and Corporate	2004	$150,800	–	–	–	–	–	$2,421(6)
Counsel

(1)
The Named Executive Officers received various personal benefits, the total value of which did not exceed for any fiscal year as to any such person the lesser of $50,000 or 10% of his annual salary and bonus.

(2)
Consists of the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of Mr. Rounick. Insurance premiums paid in fiscal year 2005 were previously included in the column “Salary”; amounts paid in fiscal year 2004 were previously inadvertently omitted.

(3)
Consists of (i) $1,871, $2,026 and $1,212 in Company contributions to the Company’s 401(k) Plan for the account of Mr. Weiner during fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively, such amounts subject to vesting by lapse of time and (ii) the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of Mr. Weiner, which amounts were $3,144, $3,124 and $2,724 in fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively. Insurance premiums paid in fiscal year 2005 were previously included in the column “Salary”; amounts paid in fiscal year 2004 were previously inadvertently omitted.

(4)
Consists of (i) $2,138, $1,977 and $2,000 in Company contributions to the Company’s 401(k) Plan for the account of Mr. Laufgraben during fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively, such amounts subject to vesting by lapse of time and (ii) the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of Mr. Laufgraben, which amounts were $6,858, $6,990 and $3,564 in fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively. Insurance premiums paid in fiscal year 2005 were previously included in the column “Salary”; amounts paid in fiscal year 2004 were previously inadvertently omitted.

(5)
Consists of (i) $1,914, $1,275 and $0 in Company contributions to the Company’s 401(k) Plan for the account of Mr. Susson during fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively, such amounts subject to vesting by lapse of time and (ii) the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of Mr. Susson, which amounts were $281, $250 and $91 in fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively. Insurance premiums paid in fiscal year 2005 were previously included in the column “Salary.”

(6)
Consists of (i) $1,623, $1,553 and $1,508 in Company contributions to the Company’s 401(k) Plan for the account of Mr. Uhr during fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively, such amounts subject to vesting by lapse of time and (ii) the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of Mr. Uhr, which amounts were $995, $961 and $913 in fiscal year 2006, fiscal year 2005 and fiscal year 2004, respectively. Insurance premiums paid in fiscal year 2005 were previously included in the column “Salary”; amounts paid in fiscal year 2004 were previously inadvertently omitted.

Grant of Stock Options

The Company granted no stock options to its Named Executive Officers during the fiscal year ended January 31, 2006.

Exercise of Stock Options

The following table sets forth information regarding the exercise of stock options by each of the Named Executive Officers of the Company during the fiscal year ended January 31, 2006, as well as the value of any unexercised options:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Total Number Of Shares Underlying Unexercised Options At Fiscal Year End		Value Of Unexercised In-The-Money Options At Fiscal Year End (1)
	Shares Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Marvin Rounick	225,000	$1,597,500	–	–	–	–
Warren Weiner	225,000	$1,569,967	–	–	–	–
Allan Laufgraben	150,000	$1,022,500	50,000	50,000	$339,500	$339,500
Barry J. Susson	10,000	$61,600	10,000	10,000	$67,900	$67,900
Stanley A. Uhr	45,000	$237,992	–	–	–	–

(1)
Options are in-the-money at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The closing price of the Company’s Common Stock on the Nasdaq National Market on January 31, 2006 was $30.54.

Employment Contracts

Allan Laufgraben has a written agreement with the Company which provides that Mr. Laufgraben will serve as the Company’s Senior Vice President-Merchandising, will be paid a base salary of $450,000 per year with respect to the fiscal year ended January 31, 2006 and the fiscal year ending January 31, 2007, and, subject to certain limitations, was and will be entitled to receive a bonus with respect to each fiscal year equal to four percent of the increase in earnings before interest and taxes on a consolidated basis of the Company’s apparel business (excluding Tops ’N Bottoms) for such fiscal year over the corresponding amount for the preceding fiscal year. In 2002, Mr. Laufgraben was also awarded the option to purchase up to 250,000 shares of the Common Stock of the Company pursuant to the agreement. Currently, 200,000 of such shares have vested. Of the vested portion, 150,000 have been exercised and 50,000 are unexercised. The remaining 50,000 shares vest, in equal amounts of 25,000, on July 31, 2006 and January 31, 2007.

Report on Executive Compensation

Since the beginning of the fiscal year ended January 31, 2006, the compensation of the President, Executive Vice President and all other executive officers of the Company was set by the Compensation Committee of the Board of Directors. In the Company’s fiscal year ended January 31, 2006, the Compensation Committee compensated the President and the Executive Vice President on the basis of fixed salaries, supplemented by various perquisites which are included as “salary” in the Summary Compensation Table above and as described below. In general, the cash compensation is considered by the Compensation Committee to be appropriate for those positions, irrespective of the Company’s performance. The President and the Executive Vice President, alone or together with spouses and various trusts and partnerships for family members, are principal shareholders of the Company. The cash compensation of those officers has not, therefore, increased materially in years of above-average Company performance and has not decreased materially in years of below-average performance. Beginning in 2002, the President and Executive Vice President became eligible to receive incentive compensation when appropriate.

The salary, bonus and benefits paid to Mr. Laufgraben has been and will continue to be governed by the terms of his employment agreement with the Company. See “Executive Compensation-Employment Contracts” set forth above in this Proxy Statement. The other executive officers of the Company have been principally compensated through fixed salaries set by the President, as authorized by the Compensation Committee, and, in some cases, grants of options under the Stock Option Plan.

The foregoing report is submitted by the Compensation Committee of the Board of Directors: Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
SHAREHOLDER RETURNS

The following graph compares the cumulative total shareholder return for the last five fiscal years for the Company’s Common Stock to the cumulative total returns of (i) The Nasdaq Stock Market (US Companies) and (ii) the Dow Jones US Apparel Retailers Index (formerly known as the Dow Jones Retailers — Specialty-Apparel Index).

DOLLARS
300
250
200
150
100
50
0
1/01
1/02
1/03
1/04
1/05
1/06

		Legend

		Fiscal Year Ended

Symbol	Index Description	01/31/01	01/31/02	01/31/03	01/31/04	01/31/05	01/31/06

	DEB SHOPS, INC.	100.00	169.73	129.39	137.10	190.02	268.47

	NASDAQ STOCK MARKET (U.S.)	100.00	71.63	50.03	78.03	78.06	88.09

	DOW JONES US APPAREL RETAILERS	100.00	86.11	73.85	98.69	121.80	137.98

Notes
A. The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.
B. The indexes are reweighted daily, using the market capitalization on the previous day.
C. If the fiscal year does not end on a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 1/31/01.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2006 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors, BDO Seidman, LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s systems of internal control, and the overall quality of the Company’s financial reporting. Consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, the Audit Committee met with management and the independent auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the SEC.

The foregoing report is submitted by the Audit Committee: Ivan Inerfeld (Chairman), Barry H. Feinberg and Barry H. Frank.

TRANSACTIONS WITH MANAGEMENT
AND CERTAIN BUSINESS RELATIONSHIPS

The Company leases its warehouse and office facility (the “Facility”) totaling approximately 280,000 square feet pursuant to a 20-year lease dated and effective June 15, 1982, as amended (the “Lease”), from the Blue Grass Partnership (“Lessor”). The partners of the Lessor are Marvin Rounick, Director, President and Chief Executive Officer of the Company, Warren Weiner, Director, Executive Vice President, Secretary and Treasurer of the Company, Jack A. Rounick, Director and Assistant Secretary of the Company, and their respective spouses. Under the terms of the Lease, the Company must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the Facility. On January 3, 1999, the Lease was amended to extend the term to June 14, 2007. During the fiscal year ended January 31, 2006, the Company accrued and paid rent of $550,000 under the Lease.

The Company believes that the terms of the Lease are fair, reasonable and consistent with the terms that would have been available to the Company if made with unaffiliated parties.

Two adult children of Marvin Rounick, President of the Company, are employed by the Company. Together, these children earned approximately $194,690 in salary during the last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of Forms 3, 4 and 5 furnished to the Company under Section 16(a) of the Exchange Act or written representations from persons required to furnish to the Company copies of such Forms 3, 4 and 5 if filed with the SEC, the Company has determined that its directors, officers and more than 10% shareholders filed when due all reports required by Section 16(a) of the Exchange Act during the fiscal year ended January 31, 2006, except for one Form 4 that was filed late by Barry H. Feinberg.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

On July 22, 2004, the Company engaged BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm and dismissed Ernst & Young LLP (“E&Y”) as the its independent registered public accounting firm. During the two fiscal years immediately prior to its engagement and the subsequent interim period to the date thereof, the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulations S-K.

The decision to change independent registered public accounting firms was approved by the Company’s Audit Committee and was not the result of any disagreement with E&Y with respect to any reporting or disclosure requirement applicable to the Company. E&Y’s reports on the Company’s financial statements for the fiscal years ended January 31, 2004 and January 31, 2003 contained no adverse opinion or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 31, 2004 and January 31, 2003 and the subsequent interim period between January 31, 2004 and the dismissal of E&Y, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. During such time, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company. The Company provided E&Y with a copy of the foregoing statements.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

In accordance with the Company’s Audit Committee Charter, the Audit Committee is solely responsible for the appointment of the Company’s independent auditors. The Audit Committee expects to select the Company’s independent auditors at the meeting of the Audit Committee on May 17, 2006.

Audit Fees

Fees for audit services by BDO totaled approximately $203,000 for the fiscal year ended January 31, 2006 and approximately $154,000 for the fiscal year ended January 31, 2005, including fees associated with the annual audit, the audit of the Company’s internal controls, services related to the certification of management’s assessment of, and the operating effectiveness of, the Company’s internal control over financial reporting and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services by BDO totaled approximately $8,500 for the fiscal year ended January 31, 2006 and approximately $8,500 for the fiscal year ended January 31, 2005. Audit-related services principally include services provided in relation to accounting consultations and other attest services under professional standards.

Tax Fees

Fees for tax services by BDO totaled approximately $15,000 for the fiscal year ended January 31, 2006 and $0 for fiscal year ended January 31, 2005.

All Other Fees

BDO did not bill the Company for any fees other than those included above for the fiscal years ended January 31, 2006 and January 31, 2005.

The Audit Committee negotiates the annual audit fee directly with the Company’s independent auditors. The Audit Committee has also established a pre-approval policy whereby Ivan Inerfeld, Chairman of the Audit Committee, has been delegated pre-approval authority for audit and permissible non-audit services to be provided by the Company’s independent auditors. This policy requires that Mr. Inerfeld report to the other members of the Audit Committee any decisions made under this authority at the next scheduled meeting of the Committee. All fees of the independent auditors were either pre-approved by the Audit Committee or by Mr. Inerfeld consistent with this policy.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the Annual Meeting of Shareholders in 2007 must be received at the Company’s principal executive offices no later than December 27, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

A shareholder of the Company may wish to have a proposal presented at the 2006 Annual Meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this Proxy Statement by March 12, 2007, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

PROCEDURES FOR NOMINATING OR RECOMMENDING
FOR NOMINATION CANDIDATES FOR DIRECTOR

Any shareholder may submit a nomination for director by following the procedures outlined in Section 2-10 of the Company’s By-Laws. In general, Section 2-10 provides that a shareholder must provide timely written notice to the Chairman of the Board of Directors of the Company not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. Each such written notice must set forth: (i) the name and address of the shareholder who intends to make the nomination (“Nominating Shareholder”); (ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder (“Beneficial Holder”); (iii) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a director of the Company if so elected.

In addition, the Nominating Committee has adopted a policy permitting shareholders to recommend candidates for director under certain circumstances. The Nominating Committee will only consider nominating a director candidate recommended by any shareholder who has been a continuous record owner of at least 1% of the common stock of the Company for at least one year prior to submission of the candidate’s name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of shareholders. Notice must be given to the Nominating Committee of shareholder nominees no more than 150 days and no less than 120 days prior to the anniversary date of this Proxy Statement. A candidate recommended by a shareholder shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating Committee’s view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

HOUSEHOLDING INFORMATION

In December of 2000, the Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, the Company and a number of brokers with accountholders who are shareholders of the Company will be “householding” the Company’s proxy materials and annual report. As indicated in the notice previously provided by the Company and these brokers to the Company’s shareholders, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from the Company or your broker that it or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or annual report, please contact the Company at the address or telephone number appearing on the first page of this Proxy Statement, directing your request to the attention of Corporate Counsel, or notify your broker.

Shareholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request “householding” of their communications should contact the Company at the address appearing on the first page of this Proxy Statement, directing the request to the attention of Corporate Counsel, or should contact their broker.

FORM 10-K

The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of any such person, a copy of the Company’s Annual Report on Form 10-K including financial statements and the schedules thereto. Such written requests should be directed to the Company at 9401 Blue Grass Road, Philadelphia, Pennsylvania 19114, Attention: Corporate Counsel.

ANNUAL MEETING OF SHAREHOLDERS OF

DEB SHOPS, INC.

May 17, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES O Barry H. Feinberg O Barry H. Frank O Ivan Inerfeld O Ned J. Kaplin O Marvin Rounick O Jack A. Rounick O Warren Weiner	2. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Proxy when properly executed will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Item 1.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder       Date:       Signature of Shareholder       Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DEB SHOPS, INC.

9401 Blue Grass Road, Philadelphia, PA 19114

     The undersigned hereby appoints Marvin Rounick and Warren Weiner, and each of them, proxies with full power of substitution to vote all the shares of Common Stock of Deb Shops, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 17, 2006, at 10 A.M., local time, and at any adjournment or postponement thereof, upon the following matters set forth in the notice of such meeting.

(Continued and to be signed on the reverse side.)